NOTICE OF SPECIAL MEETING
                                       OF
                        WESTNET COMMUNICATION GROUP, INC.
                             (a Nevada corporation)

     Notice of a Special Meeting of Shareholders of Westnet Communication Group, Inc., a Nevada corporation, (the Company) will be held March 29, 2001, at 10:00AM at Conference Center, 2921 N. Tenaya Way, Las Vegas, NV 89128 to consider the following:

     I- To Ratify an Agreement & Plan of Reorganization whereby the Company will acquire 100% of Equity Interest of Merchantpark Communications, Inc., in exchange for 14,668,400 shares of $.001 par value common stock.

     II- If the above agreement in ratified by the shareholder, they will then be asked to approve an Amendment to the Articles of Incorporation changing the corporate name:

                        Merchantpark Communications, Inc.

     III- To elect five directors for the coming year or until the next annual meeting. Management has nominated the following persons:

                                  Shawn Balaghi
                                   Rahim Fazal
                                 Scott Thomasson
                                 Peter Matousek
                                   Husein Kaba

     IV- Other business as maybe properly come before the meeting or any adjournments thereof.

     a-  Appointment of an independent  auditor for the combined  companies.

     b- Appointment of an independent transfer agent and registrar.

     There were 3,500,000 shares of common stock outstanding on February 15, 2001, that are eligible to vote at the Special Meeting in person or by proxy.


                                            By Order of the Board of Directors


                                           /S/ Scott Thomasson
         Dated February 26, 2001


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